EXHIBIT 32.1


                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
            PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


      I, Dr. John J. McGrath, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the Annual Report of EVCI Career Colleges Holding Corp. on Form 10-K for the year ended December 31, 2005 fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such report fairly presents in all material respects the financial condition and results of operations of EVCI Career Colleges Holding Corp.


Dated: March 31, 2006                        Dr. John J. McGrath
                                             -----------------------------------
                                             Dr. John J. McGrath Chief Executive
                                             Officer and President